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                                                                    EXHIBIT 21.1
                                  SUBSIDIARIES
                                       OF
                         CRUM & FORSTER HOLDINGS CORP.
Crum & Forster Holding Inc. (Delaware)
      United States Fire Insurance Company (Delaware)
            Crum & Forster Specialty Insurance Company (Arizona)
            HWIC Asia Fund (Mauritius) (0.6%)
      The North River Insurance Company (New Jersey)
            Seneca Insurance Company, Inc. (New York)
                 Seneca Specialty Insurance Company (Arizona)
            HWIC Asia Fund (Mauritius) (0.6%)
      Crum and Forster Insurance Company (New Jersey)
      Crum & Forster Underwriters Co. of Ohio (Ohio)
      Crum & Forster Indemnity Company (Delaware)